Exhibit 10.2
AMENDMENT TO THE FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT
ADVANCIS PHARMACEUTICAL CORPORATION
     This Amendment to the Form of Non-Qualified Stock Option Agreement is provided by Advancis Pharmaceutical Corporation, a Delaware corporation (the “Company”), to notify holders of stock options granted under the Amended and Restated Advancis Pharmaceutical Corporation Stock Incentive Plan (the “Amended Stock Incentive Plan”) that pursuant to Section 21 of the Form of Non-Qualified Stock Option Agreement (the “Option Agreement”), the Company’s Board of Directors has amended the Option Agreement as follows:
Section 3. Vesting
     (a) Vesting Schedule. The Options, and the underlying Option Shares, vest in accordance with the vesting schedule set forth on the Stock Option Notice (the “Vesting Schedule”), so long as the Participant is in the continuous employ of, or in a service relationship with, the Company from the Grant Date through the applicable date upon which vesting is scheduled to occur, except as specified in paragraph (b) of this Section 3. The extent to which the Options or Option Shares are vested as of a particular vesting date specified in the Vesting Schedule is rounded down to the nearest whole share. However, vesting is rounded up to the nearest whole share with respect to the last vesting date reflected on the Vesting Schedule. No vesting will accrue to any Options after the Participant ceases to be in either an employment or other service relationship with the Company, except as specified in paragraph (b) of this Section 3. In determining the vested status of the Options and Option Shares in circumstances where some but not all of the Options have been exercised, vesting under the Vesting Schedule is attributed first to Option Shares that have been purchased, in the order in which they were purchased, and second to Option Shares underlying unexercised Options.
     (b) Vesting upon a Change in Control. Unless the Options have earlier terminated, the unvested Options become fully vested upon a Change of Control.
     (c) Vesting upon Death or Disability. Unless the Options have earlier terminated, the unvested Options become fully vested upon termination of the Participant’s employment or other service relationship with the Company as a result of the Participant’s Total and Permanent Disability or death.
All of the remaining terms of this agreement remain in full force and effect.
Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Form of Non-Qualified Stock Option Agreement.

Advancis Pharmaceutical Corporation
By:
Edward M. Rudnic, Ph.D.
President and Chief Executive Officer